Exhibit 99.1

Coleman Cable, Inc. Announces Third-Quarter 2012 Financial Results

WAUKEGAN, Ill., November 5, 2012 — Coleman Cable, Inc. (NASDAQ: CCIX) (the “Company,” “Coleman,” “we,” “us,” or “our”), a leading manufacturer and innovator of electrical and electronic wire and cable products, announced third-quarter 2012 financial results.

Highlights

•	Adjusted EPS of $0.37 and Adjusted EBITDA of $22.2 million for the third quarter both within management’s guidance;

•	Adjusted EBITDA of $22.2 million equals best third-quarter performance over past five-year period;

•	Year-to-date Adjusted EBITDA of $65.3 million through first nine months of 2012 is the highest level since first becoming a public company in 2007;

•	Declared a quarterly cash dividend of $0.02 per common share payable on November 30, 2012, to stockholders of record as of the close of business on November 15, 2012.

Outlook

•	For the fourth quarter of 2012, the Company estimates sales between $220.0 million and $230.0 million and Adjusted EPS between $0.19 and $0.37.

Third-Quarter 2012 Results

Net sales for the third quarter of 2012 were $229.3 million compared to $234.9 million for the third quarter of 2011, with the decrease mainly reflecting lower selling prices as a result of lower average copper prices, which declined 13.3 percent on average from the third quarter of 2011 to the third quarter or 2012. Sales volume (measured in total pounds shipped, on a comparable basis) declined 0.1 percent for the third quarter of 2012 compared to the same period last year. The sales decrease was partially offset with the contribution of sales from a recently-acquired business. Third-quarter 2012 Adjusted EPS and Adjusted EBITDA were $0.37 per diluted share and $22.2 million, respectively, compared to $0.39 per diluted share and $21.9 million, respectively, for the same quarter of 2011.

President and CEO Gary Yetman stated, “Our third quarter results benefited from better than expected seasonal demand, the strength of new industrial product sales, and an incremental contribution from our engineered solutions segment, all of which helped partially mitigate the impact of uneven demand experienced across other areas of our business, as well as a slight decline in our overall OEM volumes. This uneven demand and generally more challenging pricing conditions were main factors limiting further improvement in our Adjusted EBITDA as compared to the third quarter of 2011.”

Mr. Yetman concluded, “Although our visibility is limited, recent demand trends indicate that we may be in a continued period of somewhat weaker industry demand levels within our OEM and certain distribution end markets. Additionally, volumes within OEM and certain distribution channels historically trend lower in the second half of the year, with fourth-quarter demand in particular typically impacted by OEM industry-related temporary seasonal and holiday plant shutdowns. Keeping the aforementioned factors in mind, along with the potential for further copper price volatility and continued general economic uncertainties, our outlook for the fourth quarter reflects our belief that, despite the existence of fairly strong industrial market headwinds, we will continue to perform well given the diversity of our business and strength of our platform.”

On a GAAP basis, the Company recorded earnings of $0.31 per diluted share for the third quarter of 2012 compared to $0.37 per diluted share last year. Results for the 2012 and 2011 periods included restructuring charges, acquisition-related costs and share-based compensation expense (income). All of these items are excluded from the Company’s Adjusted EBITDA and Adjusted EPS results. Please see the discussion of Non-GAAP results below and the attached schedules for a full reconciliation of GAAP results to non-GAAP results.

Quarterly Cash Dividend

On October 30, 2012, Coleman’s board of directors declared a quarterly cash dividend of $0.02 per common share, payable on November 30, 2012, to stockholders of record as of the close of business on November 15, 2012. Future declarations of quarterly dividends are subject to approval of the board of directors and may be adjusted as business needs or market conditions change.

Retirement of Chief Financial Officer

The Company also announced the planned retirement of Richard N. Burger, who has served as our executive vice president and chief financial officer since 1996. Mr. Burger will retire effective March 29, 2013, and Alan C. Bergschneider, currently our vice president-finance, will become our new CFO at that time. Mr. Bergschneider, who first joined Coleman’s finance team in 2008, has over 20 years of financial management experience serving in a number of management positions with Sears Holdings and within public accounting prior to joining the Company.

Mr. Yetman said, “On behalf of our board of directors and our entire management team, I want to thank Rich Burger for his many contributions to Coleman over the past 16 years. Rich has been an integral part of Coleman’s senior management team and a key to our success in growing our business. He will be dearly missed by all of us at the Company. While we will miss his leadership, we wish him every success as he enters retirement and feel confident he is leaving Coleman in strong financial shape. We also welcome Alan Bergschneider as our new CFO. Alan has worked with Rich for five years and we feel he is well prepared for his new role.”

Webcast

Coleman Cable has scheduled its conference call for today, Monday, November 5, 2012, at 10:00 a.m. Central time. Hosting the call will be Gary Yetman, president and CEO, and Richard Burger, executive vice president and CFO. A live broadcast of the Company’s conference call, along with accompanying visuals, will be available on-line through the Company’s Web site at http://investors.colemancable.com/events.cfm. The webcast will be archived for 90 days.

Non-GAAP Results

In addition to net income determined in accordance with GAAP, we use certain non-GAAP measures in assessing our operating performance. These non-GAAP measures used by management include: (1) EBITDA, which we define as net income before net interest, income taxes, depreciation and amortization expense (“EBITDA”), (2) Adjusted EBITDA, which is our measure of EBITDA adjusted to exclude the impact of certain specifically identified items (“Adjusted EBITDA”), and (3) Adjusted earnings per share, which we calculate as diluted earnings per share adjusted to exclude the estimated per share impact of the same specifically identified items used to calculate Adjusted EBITDA (“Adjusted EPS”). For the periods presented in this report, the specifically identified items include restructuring charges, gain on available for sale securities, share-based compensation expense, and acquisition-related costs.

We believe both EBITDA and Adjusted EBITDA serve as appropriate measures to be used in evaluating the performance of our business. We use these measures in the preparation of our annual operating budgets and in determining levels of operating and capital investments. We believe both EBITDA and Adjusted EBITDA allow us to readily view operating trends, perform analytical comparisons and identify strategies to improve operating performance. The usefulness of both EBITDA and Adjusted EBITDA as performance measures is limited by the fact that they both exclude the impact of interest expense, depreciation and amortization expense, and taxes. Due to these limitations, we do not, and you should not, use either EBITDA or Adjusted EBITDA as the only measures of our performance. We also use, and recommend that you consider, net income in accordance with GAAP as a measure of our performance. Finally, other companies may define EBITDA and Adjusted EBITDA differently and, as a result, our measure of EBITDA and Adjusted EBITDA may not be directly comparable to EBITDA and Adjusted EBITDA measures of other companies.

Similarly, we believe our use of Adjusted EPS and Adjusted EBITDA provides an appropriate measure to use in assessing our performance across periods given that this measure provides an adjustment for certain significant items, the magnitude of which may vary significantly from period to period. However, we do not, and do not recommend that you solely use Adjusted EPS to assess our financial and earnings performance. We also use, and recommend that you use, diluted earnings per share in addition to Adjusted EPS in assessing our earnings performance. Finally, other companies may define Adjusted EPS differently and, as a result, our measure of Adjusted EPS may not be directly comparable to Adjusted EPS measures of other companies.

About Coleman Cable, Inc.

Coleman Cable, Inc. is a leading manufacturer and innovator of electrical and electronic wire and cable products for the security, sound, telecommunications, electrical, commercial, industrial, and automotive industries. With extensive design and production capabilities and a long-standing dedication to customer service, Coleman Cable, Inc. is the preferred choice of cable and wire users throughout North America. For more information, visit www.colemancable.com

Various statements included in this release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact constitute forward-looking statements. These statements include those made under “Outlook” and may be identified by the use of forward-looking terminology such as “believes,” “plans,” “anticipates,” “expects,” “estimates,” “continues,” “could,” “may,” “might,” “potential,” “predict,” “should,” or the negative thereof or other variations thereon or comparable terminology. In particular, statements about Coleman Cable’s expectations, beliefs, plans, objectives, assumptions or future events, financial results, earnings guidance or financial performance contained in this release are forward-looking statements. Coleman Cable has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While Coleman Cable believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those discussed in Coleman Cable’s most recent Annual Report on Form 10-K (available at www.sec.gov), may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Some of the key factors that could cause actual results to differ from Coleman Cable’s expectations include:

•	fluctuations in the supply or price of copper and other raw materials;

•	increased competition from other wire and cable manufacturers, including foreign manufacturers;

•	pricing pressures causing margins to decrease;

•	our dependence on indebtedness and our ability to satisfy our debt obligations;

•	failure to identify, finance or integrate acquisitions;

•	product liability claims and litigation resulting from the design or manufacture of our products;

•	advancements in wireless technology;

•	impairment charges related to our goodwill and long-lived assets;

•	restructuring charges;

•	changes in the cost of labor or raw materials, including copper, PVC and fuel;

•	disruption in the importation of raw materials and products from foreign-based suppliers;

•	our ability to maintain substantial levels of inventory;

•	increase in exposure to political and economic development, crises, instability, terrorism, civil strife,

expropriation, and other risks of doing business in foreign markets;

•	changes in tax legislation relating to our Honduras subsidiary; and

•	other risks and uncertainties, including those described under “Item 1A. Risk Factors.” in Coleman

Cable’s most recent Annual Report on Form 10-K.

In addition, any forward-looking statements represent Coleman’s views only as of today and should not be relied upon as representing its views as of any subsequent date. While Coleman may elect to update forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, even if its estimates change and, therefore, you should not rely on these forward-looking statements as representing Coleman’s views as of any date subsequent to today.

CCIX-G

Investor Contacts:

Philip Kranz, Dresner Corporate Services, 312-780-7240, pkranz@dresnerco.com

Financial Tables Follow

COLEMAN CABLE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF INCOME

(Thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
NET SALES	$229,301	$234,851	$681,023	$660,502
COST OF GOODS SOLD	194,948	200,233	580,018	563,617

GROSS PROFIT	34,353	34,618	101,005	96,885
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	15,880	14,986	47,354	46,480
INTANGIBLE ASSET AMORTIZATION	2,189	1,950	5,755	5,282
RESTRUCTURING CHARGES	959	1,061	1,314	1,256

OPERATING INCOME	15,325	16,621	46,582	43,867
INTEREST EXPENSE	6,919	7,086	20,963	21,183
GAIN ON AVAILABLE FOR SALE SECURITIES	—	—	—	(753)
OTHER (INCOME) LOSS	227	418	230	332

INCOME BEFORE INCOME TAXES	8,179	9,117	25,389	23,105
INCOME TAX EXPENSE	2,725	2,637	8,579	7,023

NET INCOME	$5,454	$6,480	$16,810	$16,082

EARNINGS PER COMMON SHARE DATA
NET INCOME PER SHARE:
Basic	$0.32	$0.37	$0.98	$0.92
Diluted	0.31	0.37	0.96	0.91
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	17,071	17,212	17,077	17,141
Diluted	17,301	17,465	17,311	17,362
CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.02	$—	$0.04	$—

COLEMAN CABLE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Thousands, except per share data)

(unaudited)

	September 30, 2012	December 31, 2011
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$5,328	$9,746
Accounts receivable, net of allowances of $3,431 and $2,811, respectively	137,753	120,567
Inventories	126,360	108,689
Deferred income taxes	3,392	3,355
Assets held for sale	546	546
Prepaid expenses and other current assets	7,105	10,288

Total current assets	280,484	253,191

PROPERTY, PLANT AND EQUIPMENT, NET	79,359	58,957
GOODWILL	66,690	56,724
INTANGIBLE ASSETS, NET	39,607	28,340
DEFERRED INCOME TAXES	93	376
OTHER ASSETS	7,069	8,148

TOTAL ASSETS	$473,302	$405,736

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$174	$166
Accounts payable	37,031	29,081
Accrued liabilities	32,663	35,762

Total current liabilities	69,868	65,009

LONG-TERM DEBT	347,536	302,935
OTHER LONG-TERM LIABILITIES	2,510	3,194
DEFERRED INCOME TAXES	8,073	6,503
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Common stock	17	17
Treasury stock, at cost: 390 and 320 shares, respectively	(3,446)	(2,789)
Additional paid-in capital	94,328	92,871
Accumulated deficit	(45,713)	(61,819)
Accumulated other comprehensive income (loss)	129	(185)

Total shareholders’ equity	45,315	28,095

TOTAL LIABILITIES AND EQUITY	$473,302	$405,736

COLEMAN CABLE, INC. AND SUBSIDIARIES

Non-GAAP Results

(Thousands, except per share data)

(unaudited)

Reconciliation of Non-GAAP Financial Measures

Diluted earnings per share, as determined in accordance with GAAP, to Adjusted EPS	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(unaudited)
Earnings per share	$0.31	$0.37	$0.96	$0.91
Restructuring charges	0.04	0.04	0.05	0.04
Gain on available for sale securities	—	—	—	(0.04)
Share-based compensation expense (income)	0.02	(0.03)	0.04	0.10
Acquisition-related costs	—	0.01	0.02	0.12

Adjusted diluted earnings per share	$0.37	$0.39	$1.07	$1.13

Net income as determined in accordance with GAAP, to EBITDA and Adjusted EBITDA	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(Thousands) (unaudited)
Net income	$5,454	$6,480	$16,810	$16,082
Interest expense	6,919	7,086	20,963	21,183
Income tax expense	2,725	2,637	8,579	7,023
Depreciation and amortization expense (a)	5,577	5,137	15,987	14,057

EBITDA	$20,675	$21,340	$62,339	$58,345

Restructuring charges	959	1,061	1,314	1,256
Gain on available for sale securities	—	—	—	(753)
Share-based compensation expense (income)	457	(739)	1,169	2,781
Acquisition-related costs	77	223	443	2,801

ADJUSTED EBITDA	$22,168	$21,885	$65,265	$64,430

a)	Depreciation and amortization expense shown in the above schedule excludes amortization of debt issuance costs, which are included as a component of interest expense.

For additional information regarding our non-GAAP financial measures, see “Non-GAAP Results.”

Reconciliation of Fourth Quarter 2012 Earnings Guidance to GAAP

For the fourth quarter of 2012, the Company is currently estimating diluted Adjusted EPS to be in the range of $0.19 to $0.37 per share. On a GAAP basis, the Company is currently estimating diluted EPS to be in the range of $0.15 to $0.35 per share.

*	Rounding differences may occur for various calculated amounts.